Exhibit 3.1.1

EXEMPTED Company Registered and filed as No. 421854 On 22-May-2025 Assistant Registrar

COMPANIES ACT (AS AMENDED)

COMPANY LIMITED BY SHARES

MEMORANDUM AND ARTICLES OF ASSOCIATION

OF

RANGE CAPITAL ACQUISITION CORP II

Auth Code: G83714331421 www.verify.gov.ky

EXEMPTED Company Registered and filed as No. 421854 On 22-May-2025 Assistant Registrar

COMPANIES ACT (AS AMENDED)

COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

OF

RANGE CAPITAL ACQUISITION CORP II

1.	The name of the Company is Range Capital Acquisition Corp II.

2.

The registered office of the Company will be at the offices of Mourant Governance Services (Cayman) Limited, 94 Solaris Avenue, Camana Bay, PO Box 1348, Grand Cayman KY1-1108, Cayman Islands or at such other place as the Directors may from time to time decide.

3.

The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by law as provided by Section 7(4) of the Companies Act.

4.

The Company shall have and be capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit as provided by Section 27(2) of the Companies Act.

5.

Nothing in the preceding paragraphs shall be deemed to permit the Company to carry on the business of a bank or trust company without being licensed in that behalf under the provisions of the Banks and Trust Companies Act (as amended) or to carry on insurance business from within the Cayman Islands or the business of an insurance manager, agent, sub-agent or broker without being licensed in that behalf under the provisions of the Insurance Act (as amended), or to carry on the business of company management without being licensed in that behalf under the provisions of the Companies Management Act (as amended).

1	Auth Code: G83714331421 www.verify.gov.ky

EXEMPTED Company Registered and filed as No. 421854 On 22-May-2025 Assistant Registrar

6.

The Company will not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands, provided that nothing in this Memorandum of Association shall be construed as to prevent the Company from effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of business outside the Cayman Islands.

7.	The liability of each member is limited to the amount from time to time unpaid on such member’s shares.

8.

The authorised share capital of the Company is US$60,000 divided into 500,000,000 ordinary shares with a par value of US$0.0001 each and 100,000,000 preference shares with a par value of US$0.0001 each, with the power for the Company, insofar as is permitted by law and the Articles, to redeem, purchase or redesignate any of its shares and to increase or reduce the said share capital subject to the Companies Act (as amended) and the Articles and to issue any part of its capital, whether original, redeemed or increased with or without any preference, priority or special privilege or subject to any postponement of rights or to any conditions or restrictions and so that unless the conditions of issue shall otherwise expressly declare every issue of shares whether declared to be preference or otherwise shall be subject to the powers hereinbefore contained.

9.	The Company may exercise the power contained in Section 206 of the Companies Act to deregister in the Cayman Islands and be registered by way of continuation in another jurisdiction.

10.	Capitalised terms that are not defined in this Memorandum bear the meanings given to those terms in the Articles.

2	Auth Code: G83714331421 www.verify.gov.ky

EXEMPTED Company Registered and filed as No. 421854 On 22-May-2025 Assistant Registrar

We, the subscriber to this Memorandum, wish to form a company limited by shares pursuant to this Memorandum, and we agree to take the number of shares in the capital of the Company shown opposite our name.

Name and address of Subscriber	Number of shares taken

Mourant Nominees (Cayman) Limited	One ordinary share
94 Solaris Avenue
Camana Bay
PO Box 1348
Grand Cayman KY1-1108
CAYMAN ISLANDS

Mourant Nominees (Cayman) Limited acting by:

/s/ Angelisa Whittaker
Name: Angelisa Whittaker
Title: Authorised Signatory

Witness to the above signature:

/s/ Kimberly Turner
Name: Kimberly Turner

Address:

94 Solaris Avenue
Camana Bay
PO Box 1348
Grand Cayman KY1-1108
CAYMAN ISLANDS
Occupation: Administrator/Secretary

Date: 22 May 2025

3	Auth Code: G83714331421 www.verify.gov.ky